Exhibit 99.1

Contact:

Darrell W. Crate

Affiliated Managers Group, Inc.
(617) 747-3300

AMG Reports Financial and Operating Results

for Fourth Quarter and Full Year 2004

Company Reports EPS of $0.58, Cash EPS of $1.08 for Fourth Quarter,

EPS of $2.02, Cash EPS of $3.95 for Full Year 2004

Boston, MA, January 26, 2005 – Affiliated Managers Group, Inc. (NYSE: AMG) today reported its financial and operating results for the fourth quarter and full year 2004.

Cash earnings per share (“Cash EPS”) for the fourth quarter of 2004 were $1.08, compared to $0.86 for the fourth quarter of 2003, while diluted earnings per share for the fourth quarter of 2004 were $0.58, compared to $0.44 for the same period of 2003.  Cash Net Income was $37.5 million for the fourth quarter of 2004, compared to $28.5 million for the fourth quarter of 2003.  Net Income for the fourth quarter of 2004 was $23.3 million, compared to $17.3 million for the fourth quarter of 2003.  (Cash EPS and Cash Net Income are defined in the attached tables.)

For the fourth quarter of 2004, revenue was $184.0 million, compared to $139.6 million for the fourth quarter of 2003.  EBITDA for the fourth quarter of 2004 was $53.8 million, compared to $40.6 million for the same period of 2003.

For the year ended December 31, 2004, Cash Net Income was $126.5 million, while EBITDA was $186.4 million.  For the same period, Net Income was $77.1 million, on revenue of $660.0 million.  For the year ended December 31, 2003, Cash Net Income was $104.9 million, while EBITDA was $147.2 million.  For the same period, Net Income was $60.5 million, on revenue of $495.0 million.

Net client cash flows were $182 million, with net inflows of $101 million from directly managed assets, and $81 million from overlay assets.  Net inflows in the mutual fund and institutional channels were $823 million and $683 million, respectively, while outflows in the high net worth channel were $1.4 billion.  These aggregate net client cash flows for the quarter resulted in an increase of approximately $600,000 to AMG’s annualized EBITDA.  Pro forma for the Company’s recent acquisition of the Fremont Funds, the aggregate assets under management of AMG’s affiliated investment management firms at December 31, 2004 were approximately $133 billion.

(more)

“A strong fourth quarter capped an outstanding 2004, as excellent investment performance, net client cash flows, and the completion of several new investments generated an increase in Cash earnings per share of 26% year-over-year,” stated Sean M. Healey, President and Chief Executive Officer.  “We experienced especially strong growth in our annualized EBITDA from the investment performance and positive net client cash flows of our larger Affiliates, including First Quadrant, Friess Associates, Genesis, Third Avenue, and Tweedy, Browne.”

Mr. Healey continued, “While our existing Affiliates performed well during 2004, AMG also had an excellent year in our new investments area, as we completed investments in three new Affiliates:  Genesis Asset Managers, AQR Capital Management, and TimesSquare Capital Management.  In addition to being excellent investment management firms, these Affiliates add materially to the diversity of our Affiliate group and our product offerings.  Genesis, AMG’s first internationally-based Affiliate, is also our first Affiliate concentrating in emerging markets equity securities, and AQR, our first Affiliate specializing in alternative investment products, significantly expands our participation in investment strategies designed to have a low correlation to the equity markets.  We were also pleased to invest in the growth equity business of TimesSquare, which provides AMG with additional capacity in growth equities in the small, “smid” and mid-cap areas.  Finally, we expanded our Managers Funds mutual fund family through the acquisitions of the mutual fund families of Conseco Capital Management, Inc. and Fremont Investment Advisors, Inc.”  Mr. Healey concluded, “As we look to 2005, we are very optimistic about our prospects for continued strong growth by our existing Affiliates, as well as earnings accretion from additional investments in high quality, mid-sized asset management firms.”

“In addition to the strong performance of our Affiliates and the successful execution of investments in new Affiliates in 2004, we made significant progress in expanding the resources we provide our Affiliates with the launch of Managers Investment Group at the end of the year,” stated William J. Nutt, Chairman.  “This initiative leverages the breadth and diversity of AMG’s Affliates’ products through a single high-quality sales force.  Managers now distributes more than 75 of AMG’s institutional-quality investment products managed by 10 AMG Affiliates through banks, brokerage firms, and other sponsored platforms.”

“More broadly,” Mr. Nutt concluded, “we further enhanced the depth and experience of our holding company management team in each area of our business.  In Affiliate Development, we added senior attorneys and compliance professionals to our centralized legal and compliance program.  We also added valuable new members to our Finance and New Investment teams.  Finally, as we announced earlier, we formally recognized the increasing role in the overall management of AMG that Sean has taken in recent years, as he assumed the title of Chief Executive Officer on January 1, 2005.”

AMG is an asset management company with equity investments in a diverse group of mid-sized investment management firms.  AMG’s strategy is to generate growth through the internal growth of its existing Affiliates, as well as through investments in new Affiliates.  AMG’s innovative transaction structure allows individual members of each Affiliate’s management team to retain or receive significant direct equity ownership in their firm while maintaining operating autonomy.  In addition, AMG provides centralized assistance to its Affiliates in strategic matters, marketing, distribution, product development and operations.

Certain matters discussed in this press release may constitute forward-looking statements within the meaning of the federal securities laws.  Actual results and the timing of certain events could differ materially from those projected in or contemplated by the forward-looking statements due to a number of factors, including changes in the securities or financial markets or in general economic conditions, the availability of equity and debt financing, competition for acquisitions of interests in investment management firms, the ability to close pending investments, the investment performance of our Affiliates and their ability to effectively market their investment strategies, and other risks detailed from time to time in AMG’s filings with the Securities and Exchange Commission.  Reference is hereby made to the “Cautionary Statements” set forth in the Company’s Form 10-K for the year ended December 31, 2003.

Financial Tables Follow

A teleconference will be held with AMG’s management at 11:00 a.m. Eastern time today.  Parties interested in listening to the teleconference should dial 1-800-240-5318 (domestic calls) or 1-303-262-2190 (international calls) starting at 10:45 a.m. Eastern time.  Those wishing to listen to the teleconference should dial the appropriate number at least ten minutes before the call begins.  The teleconference will be available for replay approximately one hour after the conclusion of the call.  To access the replay, please dial 1-800-405-2236 (domestic calls) or 1-303-590-3000 (international calls), pass code 11020828.  The live call and the replay of the session, and the additional financial information referenced during the teleconference, may also be accessed via the Web at www.amg.com.

###

For more information on Affiliated Managers Group, Inc.,
please visit AMG’s Web site at www.amg.com.

Affiliated Managers Group, Inc.

Financial Highlights

(dollars in thousands, except per share data)

	Three Months Ended 12/31/03	Three Months Ended 12/31/04

Revenue	$139,616	$183,955

Net Income	$17,313	$23,258

Cash Net Income (A)	$28,455	$37,489

EBITDA (B)	$40,607	$53,827

Average shares outstanding - diluted (C) (D)	41,023,759	41,846,140

Earnings per share - diluted (C) (D)*	$0.44	$0.58

Average shares outstanding - diluted, as adjusted (C) (E)	33,141,060	34,790,006

Cash earnings per share - diluted (C) (E)	$0.86	$1.08

	December 31, 2003	December 31, 2004

Cash and cash equivalents	$253,334	$161,450

Senior debt	$—	$126,750

Senior convertible debt	$423,340	$423,958

Mandatory convertible securities	$230,000	$300,000

Stockholders’ equity	$614,769	$707,692

*As required by EITF 04-08 (discussed in Note D in greater detail) the calculation of Earnings per share - diluted includes the addition to Net Income of interest expense related to the Company’s contingently convertible securities, net of tax, of $602 and $1,015 for the three months ended December 31, 2003 and December 31, 2004, respectively.

Affiliated Managers Group, Inc.

Financial Highlights

(dollars in thousands, except per share data)

	Year Ended 12/31/03	Year Ended 12/31/04

Revenue	$495,029	$659,997

Net Income	$60,528	$77,147

Cash Net Income (A)	$104,944	$126,475

EBITDA (B)	$147,215	$186,434

Average shares outstanding - diluted (C) (D)	40,113,040	39,644,676

Earnings per share - diluted (C) (D) **	$1.57	$2.02

Average shares outstanding - diluted, as adjusted (C) (E)	32,706,777	31,998,750

Cash earnings per share - diluted (C) (E)	$3.21	$3.95

**As required by EITF 04-08 (discussed in Note D in greater detail) the calculation of Earnings per share - diluted includes the addition to Net Income of interest expense related to the Company’s contingently convertible securities, net of tax, of $2,293 and $3,016 for the years ended December 31, 2003 and December 31, 2004, respectively.

Affiliated Managers Group, Inc.

Reconciliations of Earnings Per Share Calculation

(dollars in thousands, except per share data)

	Three Months Ended 12/31/03	Three Months Ended 12/31/04

Net Income	$17,313	$23,258
Contingent convertible securities interest expense, net	602	1,015
Net Income, as adjusted	$17,915	$24,273

Average shares outstanding - diluted (C) (D)	41,023,759	41,846,140

Earnings per share - diluted (C) (D)	$0.44	$0.58

	Year Ended 12/31/03	Year Ended 12/31/04

Net Income	$60,528	$77,147
Contingent convertible securities interest expense, net	2,293	3,016
Net Income, as adjusted	$62,821	$80,163

Average shares outstanding - diluted (C) (D)	40,113,040	39,644,676

Earnings per share - diluted (C) (D)	$1.57	$2.02

Affiliated Managers Group, Inc.

Reconciliations of Average Shares Outstanding

	Three Months Ended 12/31/03	Three Months Ended 12/31/04

Average shares outstanding - diluted (C) (D)	41,023,759	41,846,140
Assumed issuance of COBRA shares	(5,538,465)	(6,066,716)
Assumed issuance of LYONS shares	(2,344,234)	(2,344,234)
Dilutive impact of COBRA shares	—	1,073,673
Dilutive impact of LYONS shares	—	281,143
Average shares outstanding - diluted, as adjusted (C) (E)	33,141,060	34,790,006

	Year Ended 12/31/03	Year Ended 12/31/04

Average shares outstanding - diluted (C) (D)	40,113,040	39,644,676
Assumed issuance of COBRA shares	(4,692,311)	(5,711,719)
Assumed issuance of LYONS shares	(2,713,952)	(2,344,234)
Dilutive impact of COBRA shares	—	317,509
Dilutive impact of LYONS shares	—	92,518
Average shares outstanding - diluted, as adjusted (C) (E)	32,706,777	31,998,750

Affiliated Managers Group, Inc.

Operating Results

(in millions)

Assets Under Management

Statement of Changes - Quarter to Date

	Mutual Fund	Institutional	High Net Worth	Total

Assets under management, September 30, 2004	$26,181	$54,456	$20,374	$101,011
Net client cash flows - directly managed assets	823	683	(1,405)	101
Net client cash flows - overlay assets	—	81	—	81
New investments (G)	—	17,532	—	17,532
Investment performance	2,877	6,678	1,522	11,077
Assets under management, December 31, 2004	$29,881	$79,430	$20,491	$129,802

Statement of Changes - Year to Date

	Mutual Fund	Institutional	High Net Worth	Total

Assets under management, December 31, 2003	$23,339	$44,686	$23,499	$91,524
Net client cash flows - directly managed assets	1,942	1,521	(4,334)	(871)
Net client cash flows - overlay assets	—	114	—	114
New investments (G)	361	24,789	—	25,150
Investment performance	4,239	8,320	1,326	13,885
Assets under management, December 31, 2004	$29,881	$79,430	$20,491	$129,802

Affiliated Managers Group, Inc.

Operating Results

(in thousands)

Financial Results

	Three Months Ended 12/31/03	Percent of Total	Three Months Ended 12/31/04	Percent of Total
Revenue
Mutual Fund	$55,454	40%	$69,443	38%
Institutional	49,578	35%	80,349	44%
High Net Worth	34,584	25%	34,163	18%
	$139,616	100%	$183,955	100%

EBITDA (B)
Mutual Fund	$17,053	42%	$21,540	40%
Institutional	13,542	33%	22,585	42%
High Net Worth	10,012	25%	9,702	18%
	$40,607	100%	$53,827	100%

	Year Ended 12/31/03	Percent of Total	Year Ended 12/31/04	Percent of Total
Revenue
Mutual Fund	$191,740	39%	$255,153	39%
Institutional	171,798	35%	265,770	40%
High Net Worth	131,491	26%	139,074	21%
	$495,029	100%	$659,997	100%

EBITDA (B)
Mutual Fund	$59,053	40%	$75,446	40%
Institutional	48,075	33%	72,648	39%
High Net Worth	40,087	27%	38,340	21%
	$147,215	100%	$186,434	100%

Affiliated Managers Group, Inc.

Reconciliations of Performance and Liquidity Measures

(in thousands)

	Three Months Ended 12/31/03	Three Months Ended 12/31/04

Net Income	$17,313	$23,258
Intangible amortization	4,064	5,125
Intangible amortization - equity method investments (H)	—	908
Intangible-related deferred taxes	6,050	7,107
Affiliate depreciation	1,028	1,091
Cash Net Income (A)	$28,455	$37,489

Cash flow from operations	$33,481	$45,563
Interest expense, net of non-cash items	4,627	6,288
Current tax provision	3,141	6,917
Intangible amortization - equity method investments (H)	—	908
Changes in assets and liabilities and other adjustments	(642)	(5,849)
EBITDA (B)	$40,607	$53,827
Holding company expenses	7,283	7,866
EBITDA Contribution	$47,890	$61,693

	Year Ended 12/31/03	Year Ended 12/31/04

Net Income	$60,528	$77,147
Intangible amortization	16,176	18,339
Intangible amortization - equity method investments (H)	—	908
Intangible-related deferred taxes	23,899	25,791
Affiliate depreciation	4,341	4,290
Cash Net Income (A)	$104,944	$126,475

Cash flow from operations	$116,515	$177,886
Interest expense, net of non-cash items	18,977	26,929
Current tax provision	10,255	20,330
Intangible amortization - equity method investments (H)	—	908
Changes in assets and liabilities and other adjustments	1,468	(39,619)
EBITDA (B)	$147,215	$186,434
Holding company expenses	22,265	28,831
EBITDA Contribution	$169,480	$215,265

Affiliated Managers Group, Inc.

Consolidated Statements of Income

(dollars in thousands, except per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2003	2004	2003	2004

Revenue	$139,616	$183,955	$495,029	$659,997

Operating expenses:
Compensation and related expenses	48,414	65,455	174,992	241,633
Selling, general and administrative	22,216	31,980	84,059	109,066
Amortization of intangible assets	4,064	5,125	16,176	18,339
Depreciation and other amortization	1,547	1,623	6,231	6,369
Other operating expenses	4,537	4,359	16,056	16,708
	80,778	108,542	297,514	392,115
Operating income	58,838	75,413	197,515	267,882

Non-operating (income) and expenses:
Investment and other (income) loss	(1,952)	(6,265)	(8,245)	(8,460)
Interest expense	5,653	7,407	22,976	31,725
	3,701	1,142	14,731	23,265

Income before minority interest and taxes	55,137	74,271	182,784	244,617
Minority interest (F)	(25,794)	(35,507)	(80,952)	(115,524)

Income before income taxes	29,343	38,764	101,832	129,093

Income taxes - current	3,141	6,917	10,255	20,330
Income taxes - intangible-related deferred	6,050	7,107	23,899	25,791
Income taxes - other deferred	2,839	1,482	7,150	5,825
Net Income	$17,313	$23,258	$60,528	$77,147

Average shares outstanding - basic (C)	31,974,918	31,314,436	31,867,989	29,994,560
Average shares outstanding - diluted (C) (D)	41,023,759	41,846,140	40,113,040	39,644,676

Earnings per share - basic (C)	$0.54	$0.74	$1.90	$2.57
Earnings per share - diluted (C) (D)	$0.44	$0.58	$1.57	$2.02

Affiliated Managers Group, Inc.

Consolidated Balance Sheets

(in thousands)

	December 31, 2003	December 31, 2004
Assets
Current assets:
Cash and cash equivalents	$253,334	$161,450
Investment advisory fees receivable	65,288	91,487
Prepaid expenses and other current assets	20,861	24,795
Total current assets	339,483	277,732

Fixed assets, net	36,886	40,953
Equity investment in Affiliate	—	252,597
Acquired client relationships, net	364,429	440,409
Goodwill	751,607	888,567
Other assets	26,800	33,163
Total assets	$1,519,205	$1,933,421

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable and accrued liabilities	$89,707	$114,350
Notes payable to related party	11,744	17,728
Total current liabilities	101,451	132,078

Senior debt	—	126,750
Senior convertible debt	423,340	423,958
Mandatory convertible securities	230,000	300,000
Deferred income taxes	92,707	124,168
Other long-term liabilities	16,144	31,397
Total liabilities	863,642	1,138,351

Minority interest (F)	40,794	87,378

Stockholders’ equity:
Common stock	235	387
Additional paid-in capital	408,449	566,776
Accumulated other comprehensive income	944	1,537
Retained earnings	306,972	384,119
	716,600	952,819
Less treasury stock, at cost	(101,831)	(245,127)
Total stockholders’ equity	614,769	707,692
Total liabilities and stockholders’ equity	$1,519,205	$1,933,421

Affiliated Managers Group, Inc.

Consolidated Statements of Cash Flow

(in thousands)

	Three Months Ended December 31,		Year Ended December 31,
	2003	2004	2003	2004

Cash flow from operating activities:
Net Income	$17,313	$23,258	$60,528	$77,147
Adjustments to reconcile Net Income to net cash flow from operating activities:
Amortization of intangible assets	4,064	5,125	16,176	18,339
Amortization of debt issuance costs	872	789	3,286	3,641
Depreciation and amortization of fixed assets	1,547	1,623	6,231	6,369
Deferred income tax provision	8,889	8,589	31,049	31,616
Accretion of interest	154	330	713	1,155
Tax benefit from exercise of stock options	619	2,502	3,039	8,027
Other adjustments	—	(1,265)	(555)	1,228
Changes in assets and liabilities:
Increase in investment advisory fees receivable	(9,073)	(2,483)	(14,490)	(26,199)
Decrease (increase) in other current assets	(3,968)	(5,020)	(7,033)	1,827
Decrease (increase) in non-current other receivables	(2,001)	(9,393)	663	(9,992)
Increase (decrease) in accounts payable, accrued expenses and other liabilities	7,382	(5,335)	6,612	16,386
Increase in minority interest	7,683	26,843	10,296	48,342
Cash flow from operating activities	33,481	45,563	116,515	177,886

Cash flow used in investing activities:
Cost of investments, net of cash acquired	(11,184)	(391,926)	(19,052)	(474,104)
Purchase of fixed assets	(678)	(492)	(23,889)	(6,977)
Investment in marketable securities	(23)	(2,412)	(1,875)	(5,004)
Increase in other assets	(2)	(3)	(14)	(60)
Cash flow used in investing activities	(11,887)	(394,833)	(44,830)	(486,145)

Cash flow from financing activities:
Borrowings of senior bank debt	—	83,000	85,000	134,000
Repayments of senior bank debt	—	(83,000)	(85,000)	(83,000)
Issuances of convertible securities	—	—	300,000	300,000
Repurchase of convertible securities	—	—	(105,841)	(124,525)
Issuance of equity securities	2,403	198,673	11,375	210,232
Repurchases of common stock	—	—	(33,688)	(194,420)
Issuance costs	(31)	(435)	(7,850)	(12,800)
Repayments of notes and other liabilities	(1,725)	(3,415)	(10,299)	(14,244)
Cash flow from financing activities	647	194,823	153,697	215,243

Effect of foreign exchange rate changes on cash flow	—	1,030	244	1,132
Net increase (decrease) in cash and cash equivalents	22,241	(153,417)	225,626	(91,884)
Cash and cash equivalents at beginning of period	231,093	314,867	27,708	253,334
Cash and cash equivalents at end of period	$253,334	$161,450	$253,334	$161,450

Affiliated Managers Group, Inc.

Notes

(A)                              Cash Net Income is defined as Net Income plus amortization and deferred taxes related to intangible assets plus Affiliate depreciation.  This supplemental non-GAAP performance measure is provided in addition to, but not as a substitute for, Net Income.  The Company considers Cash Net Income an important measure of its financial performance, as management believes it best represents operating performance before non-cash expenses relating to the acquisition of interests in its affiliated investment management firms.  Since acquired assets do not generally depreciate or require replacement, and since they generate deferred tax expenses that are unlikely to reverse, the Company adds back these non-cash expenses.  Cash Net Income is used by the Company’s management and Board of Directors as a principal performance benchmark.

The Company adds back amortization attributable to acquired client relationships because this expense does not correspond to the changes in value of these assets, which do not diminish predictably over time.  The Company adds back the portion of deferred taxes generally attributable to intangible assets (including goodwill) that it no longer amortizes but which continues to generate tax deductions.  These deferred tax expense accruals would be used in the event of a future sale of an Affiliate or an impairment charge, which the Company considers unlikely. The Company adds back the portion of consolidated depreciation expense incurred by Affiliates because under its Affiliate operating agreements, the Company is generally not required to replenish these depreciating assets.

(B)                                EBITDA is defined as earnings before interest expense, income taxes, depreciation and amortization.  This supplemental non-GAAP liquidity measure is provided in addition to, but not as a substitute for, cash flow from operations.  As a measure of liquidity, the Company believes EBITDA is useful as an indicator of its ability to service debt, make new investments and meet working capital requirements.  EBITDA, as calculated by the Company, may not be consistent with computations of EBITDA by other companies.  In reporting EBITDA by segment, Affiliate expenses are allocated to a particular segment on a pro rata basis with respect to the revenue generated by that Affiliate in such segment.

(C)                                In January 2004, the Company’s Board of Directors authorized a three-for-two stock split.  The additional shares of common stock were distributed on March 29, 2004.  The weighted average shares outstanding and per share figures reflect the stock split.

(D)                               EITF Issue No. 04-08, “The Effect of Contingently Convertible Debt on Diluted Earnings per Share” (“EITF 04-08”), became effective in the fourth quarter of 2004.  Under EITF 04-08, the aggregate number of shares of common stock that could be issued in the future to settle contingently convertible securities are deemed to be outstanding for purposes of the calculation of diluted earnings per share.  This approach, commonly referred to as the “if-converted” method, requires that such shares be deemed outstanding regardless of whether the issuance of those shares could actually be triggered.  Under this method, the Company has included the shares of common stock that may be issued to settle its zero coupon senior convertible notes and floating rate senior convertible securities in the calculation of its diluted earnings per share for the fourth quarter and year ended December 31, 2004 and has restated earnings per share information for prior periods.  In this if-converted calculation, while the contingently convertible securities continue to be reflected as liabilities on the Company’s balance sheet, the associated interest expense (net of taxes) has been added back to Net Income (as further illustrated on page 6).

(E)                                 Cash earnings per share represents Cash Net Income divided by the adjusted diluted average shares outstanding.  In this calculation, the potential share issuance in connection with the Company’s contingently convertible securities measures net shares using a “treasury stock” method.  Under this method, only the net number of shares of common stock equal to the value of the contingently convertible securities in excess of par, if any, are deemed to be outstanding.  The Company believes the inclusion of net shares under a treasury stock method best reflects the benefit of the increase in available capital resources (which could be used to repurchase shares of common stock) that occurs when these securities are converted and the Company is relieved of its debt obligation.  This method does not take into account any increase or decrease in the Company’s cost of capital in an assumed conversion.

(F)                                 Minority interest on the Company’s income statement represents the profits allocated to Affiliate management owners for that period.  Minority interest on the Company’s balance sheet represents the undistributed profits and capital owned by Affiliate management, who retain a conditional right to sell their interests to the Company.

(G)                                The Company completed new investments in TimesSquare Capital Management, LLC and AQR Capital Management, LLC (“AQR”) in the quarter ended December 31, 2004.

(H)                               The Company is required to use the equity method of accounting for its investment in AQR.  Consistent with this method, the Company has not consolidated AQR’s operating results (including its revenue) in its income statement.  The Company’s share of AQR’s profits is reported in “investment and other income”.